EXHIBIT 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. 1350
          Pursuant to 18 U.S.C. 1350, each of the undersigned certifies that, to the best of his knowledge:
1.	The quarterly report on Form 10-Q of NeuStar, Inc. for the quarter ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NeuStar, Inc.

May 11, 2009	By:	/s/ Jeffrey E. Ganek
Jeffrey E. Ganek
Chief Executive Officer

May 11, 2009	By:	/s/ Paul S. Lalljie
Paul S. Lalljie
Interim Chief Financial Officer

          A signed original of this written statement has been provided to NeuStar, Inc. and will be retained by NeuStar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.